Exhibit 10.16

QUANTENNA COMMUNICATIONS, INC.
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
This Amended and Restated Investors' Rights Agreement (this "Agreement") is made as of August 29, 2014, by and among Quantenna Communications, Inc., a Delaware corporation (the "Company"), the persons and entities listed on Exhibit A hereto (each a "Lender," and collectively the "Lenders"), the persons and entities listed on Exhibit B hereto (each an "Investor" and collectively, as the "Investors") and the persons listed on Exhibit C hereto (each a "Founder," and collectively the "Founders"). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1. The Founders are party to this Agreement for purposes of Sections 1, 2.2, 2.4 through 2.14 and 5 hereof only. The Lenders are party to this Agreement for purposes of Sections 1, 2.2 through 2.14 and 5 hereof only.
RECITALS
WHEREAS: Certain of the Investors hold shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F-1 Preferred Stock (or shares of Common Stock issued upon conversion thereof) (the "Existing Investors") and possess certain registration rights, information rights, rights of first refusal, and other rights pursuant to that certain Amended and Restated Investors' Rights Agreement dated as of April 16, 2012 among the Company, the Founders, the Lenders and such Existing Investors (the "Prior Agreement");
WHEREAS: Pursuant to Section 5.1 of the Prior Agreement, the Prior Agreement or any term thereof may be amended, waived, discharged or terminated by the written agreement of the Company and the Holders holding a majority of the Registrable Securities (as defined in the Prior Agreement);
WHEREAS: Certain of the Investors are parties to the Series G Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the "Purchase Agreement"), and it is a condition to the closing of the sale of the Series G Preferred Stock to the Investors listed on such Schedule of Investors that the Investors and the Company execute and deliver this Agreement; and
WHEREAS: In connection with and as a condition to the closing of the sale of the Series G Preferred Stock pursuant to the Purchase Agreement, the Existing Investors holding at least a majority of the Registrable Securities (as defined in the Prior Agreement) desire to execute and deliver this Agreement and agree that this Agreement will supersede and replace the Prior Agreement in its entirety.
NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Existing Investors hereby agree that all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived and released and the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto agree as follows:

Section 1
Definitions
1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)     "Change of Control"shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock solely for capital raising purposes or any merger effected exclusively to change the domicile of the Company) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions or (ii) a sale, lease, exclusive license or other conveyance of all or substantially all of the assets of the Company.
(b)     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(c)    "Common Stock" means the Common Stock of the Company.
(d)    "Conversion Stock" shall mean shares of Common Stock issued upon conversion of the Preferred Stock.
(e)     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(f)     "Holder" shall mean (i) any Investor who holds Registrable Securities, (ii) with respect to Sections 1, 2.2, 2.4 through2.14 and 5 hereof only, as applicable, any Founder holding Registrable Securities, (iii) with respect to Sections 2.2 through 2.14 and 5 hereof only, any Lender with respect to shares of Common Stock issued or issuable pursuant to the conversion of the Lender Warrants held by such Lender and (iv) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.
(g)    "Indemnified Party"shall have the meaning set forth in Section 2.6(c) hereto
(h)    "Indemnifying Party"shall have the meaning set forth in Section 2.6(c) hereto.
(i)     "Initial Public Offering" shall mean the closing of the Company's first firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act.
(j)     "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities.
(k)     "Investors"shall mean the persons and entities listed on Exhibit B hereto.
(l)     "Lender Warrants"mean those certain warrants to purchase up to an aggregate of 694,605 shares of Series A Preferred Stock of the Company issued to the Lenders.
(m)     "New Securities" shall have the meaning set forth in Section 4.1(a) hereto.

(n)     "Other Selling Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.
(o)     "Other Shares" shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.
(p)     "Preferred Stock" shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F-1 Preferred Stock and Series G Preferred Stock.
( q)     "Purchase Agreement" shall have the meaning set forth in the Recitals hereto.
(r)     "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock, (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, (iii) the Warrant Shares, (iv) with respect to Sections 1, 2.2, 2.4 to 2.14 and 5 hereof only, shares of Common Stock held by the Founders and (v) with respect to any Lender, shares of Common Stock issued or issuable pursuant to the conversion of the Lender Warrants held by such Lender; provided, however, that Registrable Securities shall not include any shares of Common Stock that have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement.
(s)     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(t)     "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(u)     "Restricted Securities" shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.
(v)     "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(w)     "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(x)     "Rule 415" shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y)     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(z)     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).
(aa)     "Series A Directors" shall mean the two directors then serving on the Board of Directors of the Company elected by the holders of the Company's Series A Preferred Stock.
(bb)     "Series B Director" shall mean the one director then serving on the Board of Directors of the Company elected by the holders of the Company's Series B Preferred Stock.
(cc)     "Series C Director" shall mean the one director then serving on the Board of Directors of the Company elected by the holders of the Company's Series C Preferred Stock.
(dd)     "Series E Director" shall mean the one director then serving on the Board of Directors of the Company elected by the holders of the Company's Series E Preferred Stock.
(ee)     "Series F Director" shall mean the one director then serving on the Board of Directors of the Company elected by the holders of the Company's Series F - 1 Preferred Stock.
(ff)     "Series G Director" shall mean after such time as the Company's Board of Directors designates a "Series G Director", the one director then serving on the Board of Directors of the Company elected by the holders of the Company's Series G Preferred Stock.
(gg)     "Significant Holders" shall have the meaning set forth in Section 4.1 hereof.
(hh)     "Warrant Shares" shall mean any Common Stock issued upon exercise of a Warrant exercisable for Common Stock held by an Investor.
(ii)     "Withdrawn Registration" shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.
Section 2
Registration Rights
2.1 Requested Registration
(a)     Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:
(i)     promptly give written notice of the proposed registration to all other Holders; and

(ii)     as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.
(b)     Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:
(i)     Prior to the earlier of (A) the three (3) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);
(ii)     If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price, net of underwriters' discounts and expenses, the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) are less than $10,000,000;
(iii)     In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(iv)     After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations;
(v)     During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or
(vi)     If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.
(c)     Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided, further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

(d)     Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.
(e)     Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company's and such person's other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.
Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company; provided, however, in no event shall any Registrable Securities be excluded from such offering unless all Other Shares are first excluded.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.
2.2 Company Registration
(a)     Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)    promptly give written notice of the proposed registration to all Holders; and
(ii)    use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder's Registrable Securities.
(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account; (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion; provided, however, that no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below thirty-five percent (35%) of the total value of securities included in such registration unless such offering is the Company's Initial Public Offering; and provided, further, in no event shall any Registrable Securities be excluded from such offering unless all Other Shares (not including any securities being sold by the Company for its own account) are first excluded.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3
(a)    Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).
(b)    Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:
(i)     In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);
(ii)     If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000;or
(iii)    If, in a given twelve-month period, the Company has effected one (1) such registration in such period.
(c)    Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.
(d)     Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.
2.4 Expenses of Registration.     All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request and the Holders of a majority of the Registrable Securities to be registered have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.
2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:
(a)     Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;
(b)     Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
(c)     Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;
(d)     Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)     Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;
(f)     Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(g)     Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
(h)     In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or Section 2.2 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification
(a)     To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder's officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
(b)     To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c)     Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved. by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d)     If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution under this Section 2.6 (when combined with any amounts paid pursuant to Section 2.6(b), with respect to the Holders) exceed the net proceeds from the offering received by such Indemnifying Party.
(e)     Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)     The respective indemnification obligations of the Company and the Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Section 2.
2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
2.8 Restrictions on Transfer
(a)     The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(b), and (y):
(i)     There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(ii)     Such Holder shall have given prior written notice to the Company of such Holder's intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without' registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
(b)     Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a Corporation, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (iii) transfers in compliance with Rule 144(k), as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder's intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.
(c)     Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.
(d)     The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act.
2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
(a)     Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
(b)     File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
(c)     So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
2.10 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement for the Company's Initial Public Offering filed under the Securities Act (or such other period not to exceed the period restrictions contained in NASD Rule 271(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all executive officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities have entered into and are currently bound by similar agreements; provided further, that the foregoing provisions shall only be applicable to the Holders if all stockholders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period (including any extension thereof) such that if any such persons are released all stockholders shall also be released to the same extent on a pro rata basis. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.
2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 1,000,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.
2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.
2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of: (i) such date, on or after the closing of the Company's first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, (ii) a Change of Control of the Company, or (iii) five (5) years after the closing of the Company's Initial Public Offering.
Section 3
Covenants of the Company
The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights
(a)     Basic Financial Information. Unless otherwise waived by the Board of Directors of the Company (including one of the Series A Directors, the Series B Director, the Series C Director, the Series E Director, the Series F,Director and, if then designated, the Series G Director), the Company will furnish the following reports to each Holder who owns at least 12,000,000 shares of Preferred Stock, Conversion Stock, and/or Warrant Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (each, a "Major Investor"):
(i)     As soon as practicable, but in any event within ninety (90) days, after the end of each fiscal year of the Company, a balance sheet and statement of stockholders' equity of the Company as of the end of such fiscal year, and statements of income and cash flows of the Company for such fiscal year, such year-end financial statements to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Board of Directors of the Company.
(ii)     As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited balance sheet of the Company as of the end of each such quarterly period, and unaudited statements of income and cash flows of the Company for such period, prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.
(iii)     Within thirty (30) days after the end of each month, an unaudited balance sheet of the Company for and as of the end of such month, and unaudited statements of income and cash flows of the Company for such period, in reasonable detail.
(iv)     As soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year of the Company, a budget and business plan for the next fiscal year of the Company, prepared on a monthly basis.
(v)     With respect to the financial statements called for in subsections (ii) and (iii) of this Section 3.1(a), an instrument executed by the Chief Executive Officer, President or Chief Financial Officer or of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments.
(vi)     Subject to Section 3.3, such other information relating to the financial condition of the Company as such Major Investor may from time to time reasonably request.
(b)     Inspection Rights. The Company will afford to each Holder and to such Holder's accountants and counsel, reasonable access during normal business hours to all of the Company's respective properties, books and records. Each such Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting consistently applied (except as noted therein) and will set aside on its books all such proper accruals and reserves. At and from such time as it is requested in writing by the Board of Directors (including one of the Series A Directors, the Series B Director, the Series C Director, the

Series E Director, the Series F Director and, if then designated, the Series G Director), such books and records of account will be made according to a system of accounting established and administered in accordance with GAAP consistently applied (except as noted therein) and the Company will set aside on its books all such proper accruals and reserves as shall be required under GAAP.
3.2 Qualified Small Business Stock. The Company agrees that for so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as "qualified small business stock" within the meaning of Section 1202(c) of the Code), it will use commercially reasonable efforts to comply with any applicable filing and reporting requirements of Section 1202 of the Code and any regulations promulgated thereunder; provided, however, that "reasonable efforts" as used in this Section 3.2 shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities.
3.3 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except (i) in connection with the exercise of rights under this Agreement, (ii) as may be required by applicable law or (iii) to its limited partners, general partners or management company or to the attorneys thereof in order to protect and monitor their investment in the Company. Confidential information received by each Holder pursuant to this Agreement does not include information that is developed by such Holder or its agents independently of and without reference to any confidential information of the Company or where the Company has made such information available to the public generally. The Company shall not use the name Open Joint Stock Company "RUSNANO" in any public manner, context or format, including on any website, in any online material or in any press release, without the prior approval of RUSNANO, which approval shall not be unreasonably withheld.
3.4 Stock Vesting. Except as otherwise approved by the Board of Directors (including one of the Series A Directors and the Series B Director, the Series C Director, the Series E Director, the Series F Director and, if then designated, the Series G Director), all stock option grants and grants of restricted stock issued by the Company after the date hereof to employees, officers, directors, and consultants shall have the following vesting schedule: 25% of the shares will vest upon the one year anniversary of the applicable vesting commencement date, with the remaining 75% of the shares to vest in equal monthly installments over the subsequent 36 months of continuous service by such service provider such that the entire stock option or restricted stock grant vests in its entirety over a period of four years from the applicable vesting commencement date, with none of such shares being subject to any acceleration of vesting upon any event and such stock option grants and grants of restricted stock shall give the Company a repurchase option on unvested shares at the original issue price upon termination of service to the Company.
3.5 Insurance. The Company covenants to use reasonable efforts to maintain: (i) a directors and officers insurance policy covering the directors and executive officers of the Company in the amount of at least $2,000,000; and (ii) two quotes for key man insurance policy on Sam Heidari in the amount of
$1,000,000, with the Company as the beneficiary, and if such quote is acceptable to a majority of the Board of Directors the Company will be obligated to purchase and maintain such policy. The Company's obligation to obtain and maintain such policies is contingent upon the availability of such policies at commercially reasonable rates as determined by a majority of the Board of Directors.

3.6 Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and proprietary rights assignment agreement, substantially in the form approved by the Board of Directors, which such agreement shall include (a) a one (I) year non-solicitation provision, (b) confidentiality obligations regarding the Company's confidential information and trade secrets and (c) an assignment of inventions to the Company.
3.7 Corporate Opportunity. The Company acknowledges that the Major Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the "Company Industry Segment"). Accordingly, the Company and the Major Investors acknowledge and agree that a Covered Person shall:
(a)     have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company; and
(b)     in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person's possession, whether as a director, investor or otherwise (the "Information Waiver"), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject. For the purposes of this Section 3.7, "Covered Persons" shall have the meaning set forth in the Company's Certificate of Incorporation, as may be amended from time to time.
Notwithstanding anything in this Section 3.7 to the contrary, nothing herein shall be construed as a waiver of any Covered Person's duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company.
3.8 Green Dot Corporation. The Company shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (Next Estate Communications and Bonneville Bancorp) without the prior written consent of Sequoia Capital XI.
3.9 Foreign Corrupt Practices Act. The Company shall not, and shall cause each of its subsidiaries not to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other material applicable anti-bribery or anti-corruption law. Further, the Company shall, and shall cause each of its subsidiaries to, cease all of its or their respective activities (if any), as well as remediate any actions taken by the Company or its subsidiaries (if any), in violation of the FCPA, the U.K. Bribery Act, or any other material applicable anti-bribery or anti-corruption law. The Company and its subsidiaries will put in place and maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other material applicable anti-bribery or anti-corruption law.
3.10 Redeemable Preferred Stock. The Company shall not issue any class or series of capital stock that is redeemable on demand by its holder or the Company without the prior consent of the holders of a majority of the outstanding Preferred Stock of the Company, including the holders of not less than eighty five percent (85%) of the then outstanding Series G Preferred Stock.

3.11 Termination of Covenants. The covenants set forth in this Section 3, other than those set forth in Section 3.3, shall terminate and be of no further force and effect upon the earlier to occur of the closing of the Company's Initial Public Offering or a Change of Control of the Company.
Section 4
Right of First Refusal
4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Holder who owns at least I2,000,000 shares of Preferred Stock, Conversion Stock and/or Warrant Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) (the "Significant Holders"), the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder's "Pro Rata Share," for purposes of this right of first refusal, is equal to the ratio of: (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants).
(a)     "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term "New Securities" does not include:
(i)     the issuance of the Series G Preferred Stock pursuant to the Purchase Agreement and the Conversion Stock;
(ii)     securities issued or issuable to officers, directors, employees, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs approved by the Board of Directors of the Company;
(iii)     securities issued pursuant to the conversion or exercise of any convertible or exercisable securities outstanding as of this date of this Agreement;
(iv)     securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) of the Amended and Restated Certificate of Incorporation of the Company;
(v)     securities offered pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Securities Act;
(vi)     securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by a majority of the Board of Directors of the Company;

(vii)     securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by a majority of the Board of Directors of the Company;
(viii)     securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, sales, marketing or other similar agreements or strategic partnerships approved by a majority of the Board of Directors of the Company;
(ix)     securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by a majority of the Board of Directors of the Company;
(x)     securities of the Company which are otherwise excluded by the affirmative vote or consent of the holders of a majority of the shares of Preferred Stock of the Company then outstanding or the affirmative vote of a majority of the Board of Directors of the Company; and
(xi)     securities issued upon exercise of any right, option or warrant to acquire any security excluded from the definition of Additional Shares of Common pursuant to subsections (i) through (x) above.
(b)     In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Significant Holder's Pro Rata Share of such New Securities. The Company shall promptly, in writing, inform each Significant Holder that elects to purchase its Pro Rata Share of such New Securities (a "Fully Exercising Holder") of any other Significant Holder's failure to do likewise ("Over-Allotment Notice"). During the ten (10) day period after the Over-Allotment Notice is mailed or delivered by the Company to the Significant Holders, each Fully Exercising Holder may elect to purchase that portion of the New Securities for which Significant Holders were entitled to subscribe, but which were not subscribed for by the Significant Holders, that is equal to the ratio of: (i) the number of shares of Registrable Securities owned, directly or indirectly, by such Fully Exercising Holder immediately prior to the issuance of New Securities to (ii) the total number of shares of Registrable Securities outstanding immediately prior to the issuance of New Securities held, directly or indirectly, by all Fully Exercising Holders (in each case, assuming full exercise of all outstanding rights and warrants exercisable for Preferred Stock held by all Fully Exercising Holders).
(c)     In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within the applicable ten (10) day notice periods (the "Election Period"), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders' right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d)     The right of first refusal granted under this Agreement shall expire upon (and shall not be applicable to) the earlier to occur of (x) the Company's Initial Public Offering, or (y) a Change of Control of the Company.
(e)     The rights provided to the Significant Holders under this Section 4.1 may not be assigned or transferred by any such Significant Holder unless such transferee will hold, following such transfer, at least 6,000,000 shares of Preferred Stock, Conversion Stock and/or Warrant Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided, however, that a Significant Holder that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund of such Significant Holder.
Section 5
Miscellaneous
5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any shares held by the Founders and excluding any shares that have been sold to the public or pursuant to Rule 144); provided, however, that any such amendment, waiver, discharge or termination applies by its terms and to the extent applicable in the same manner to the Founders; and provided, further, that Holders purchasing shares of Series G Preferred Stock in a Closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Registrable Securities (excluding any shares held by the Founders and excluding any shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.
5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:
(a)     if to an Investor, at the Investor's address, facsimile number or electronic mail address as shown in the Company's records, as may be updated in accordance with the provisions hereof;
(b)     if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company's records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or
(c)     if to the Company, one copy should be sent to Quantenna Communications, Inc., 3450 W. Warren Drive, Fremont, California 94538, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to Arthur F. Schneiderman, Esq., Wilson Sonsini Goodrich & Roast, PC, 650 Page Mill Road, Palo Alto, California 94304.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail (if such recipient is located in the United States), addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address of such person.
5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within the State of Delaware, without regard to principles of conflicts of law.
5.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.
5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
5.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).
5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
5.13 Conflict. In the event of any conflict between the terms of this Agreement and the Company's Certificate of Incorporation or its Bylaws, the terms of the Company's Certificate of Incorporation or its Bylaws, as amended, as the case may be, will control.
5.14 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.
5.15 Limitation of Liability
(a)     Southern Cross Venture Partners Management Pty Limited ("SXVPM") enters into this Agreement only on behalf of Southern Cross Fund No. 1 Trust and in no other capacity. Any liability arising under or in connection with this Agreement is limited to and can be enforced against SXVPM only to the extent to which the claimant can be satisfied out of the property of Southern Cross Fund No. 1 Trust. This limitation of SXVPM's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of SXVPM in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.
(b)     The parties may not sue SXVPM in any capacity other than on behalf of Southern Cross Fund No. 1 Trust, including seeking to appoint a receiver (except in relation to the property of Southern Cross Fund No. 1 Trust), a liquidator, an administrator or any similar persons to SXVPM or to approve any liquidation, administration or arrangement of affecting SXVPM (except in relation to the property of Southern Cross Fund No. 1 Trust).
(c)     The provisions of clauses (a) and (b) shall not apply to any obligation or liability of SXVPM to the extent that the obligation or liability is not satisfied because under the partnership deed or other document establishing the Southern Cross Fund No. 1 Trust or by operation of law there is a reduction in the extent of SXVPM's indemnification from the assets of Southern Cross Fund No. 1 Trust, as a result of SXVPM's fraud, negligence or breach of trust.
(d)     No attorney, agent, receiver or receiver and manager of SXVPM has authority to act on behalf of SXVPM in a way that exposes SXVPM to any personal liability, and no act or omission of any such person shall be considered fraud, negligence or breach of trust of SXVPM for the purpose of clause (c).

(e)     Notwithstanding any other provision of this Agreement, the parties acknowledge and agree that one or more of (1) SXVPM and (2) any replacement general partner of Southern Cross Fund No. I Trust and any trust, limited partnership, fund or other entity managed by SXVPM or any of its related bodies corporate (each an "Associated Entity"):
(i)     may be or become the trustee, responsible entity or manager of a number of managed funds and trusts and has or will have obligations and duties in relation to each of those managed funds and trusts that are similar to its obligations and duties in relation to Southern Cross Fund No. 1 Trust;
(ii)     may invest funds in companies or other entities that may compete with the Company; and
(iii)     cannot foster and promote the business of the Company where such conduct would breach its obligations to, or adversely impact on their shareholdings in any such competing company or entity in which funds managed by SXVPM or any Associated Entity have been invested; provided, that, nothing in this Section 5.15 shall limit any such person's obligations to the Company or its stockholders under applicable Delaware law.
(f)     This Section 5.15 shall only limit the extent of money damages and shall not in any way limit the right of the parties hereto to seek specific performance of SXVPM's obligations hereunder.
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

QUANTENNA COMMUNICATIONS, INC.,
a Delaware corporation

/s/ Sam Heidari
Name:	Sam Heidari
Title:	Chief Executive Officer

FOUNDERS:

/s/ Behooz Rezvani
Behooz Rezvani

/s/ Andrea Goldsmith
Andrea Goldsmith

Farrokh R. Farrokhi

Raminder Bajwa

/s/ Safiali Rouhi
Safiali Rouhi

/s/ Saied Ansari
Saied Ansari

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

FOUNDERS:
Behrooz Rezvani as Custodian for Rastin Rezvani under the California Uniform Transfers to Minor Act

By:	/s/ Behrooz Rezvani
Behrooz Rezvani, Custodian

Behrooz Rezvani & Habibeh Assna-Ashary, Trustees of Jheran Ahmad Rezvani Trust 2000 U/I DTD January 14, 2000

By:	/s/ Behrooz Rezvani
Behrooz Rezvani, Trustee

By:
Habibeh Assna-Ashary, Trustee

Behrooz Rezvani & Habibeh Assna-Ashary, Trustees of Jheran Ahmad Rezvani Trust 2007 dated February 27, 2007

By:	/s/ Behrooz Rezvani
Behrooz Rezvani, Trustee

By:
Habibeh Assna-Ashary, Trustee

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

DAG VENTURES IV-QP, L.P.
By: DAG Ventures Management IV, LLC, its General Partner

By:	/s/ Nicholas, K. Pianim
Nicholas, K. Pianim, Managing Director

DAG VENTURES, L.P.
By: DAG Ventures Management IV, LLC, its General Partner

By:	/s/ Nicholas, K. Pianim
Nicholas, K. Pianim, Managing Director

DAG VENTURES IV-A, LLC
By: DAG Ventures Management IV, LLC, its Managing Member

By:	/s/ Nicholas, K. Pianim
Nicholas, K. Pianim, Managing Director

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

GRAZIA BETEILINGUNGEN GMBH & Co. KG
By: its Managing Limited Parner: Grazia Equity GmbH

By:	/s/ Torsten Kreindz

Name:	Dr. Torsten Kreindz

Title:	Partner

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

HATTERAS LATE STAGE VC FUND I, LP

HATTERAS VC CO-INVESTMENT FUND II, LLC

By:	/s/ Lane Baker

Name:	Lane Baker

Title:	Treasurer

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

CHARLES CHANG WAN LIM

/s/ Charles Chang Wan Lim

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

JOHN MARREN

/s/ John Marren

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

NTT-FINANCE 2007 L.P.

By:	/s/ Masayuki Utada

Name:	Masayuki Utada

Title:	Director

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

OPEN JOINT STOCK COMPANY "RUSANO"

/s/ Yuri Udaltsov

By:	Yuri Udaltsov

Title:	acting on the basis of the power of attorney
#3-559 date February 19, 2014

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

SEQUOIA CAPITAL XI
SEQUOIA TECHNOLOGY PARTNERS XI
SEQUOIA CAPITAL XI PRINCIPALS FUND
By: SC XI Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Michael Goguen
Name:	Michael Goguen
Title:	Managing Member

SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.

By:	/s/ Michael Goguen
Name:	Michael Goguen
Title:	Managing Member

SC US GF V HOLDINGS, LTD.
a Cayman Islands exempted company
By: SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.
SEQUOIA CAPITAL USGF PRINCIPALS FUND V, L.P.
both Cayman Islands exempted limited partnerships, its Members
By: SCGF V MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner
By: SC GF V TT, LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Michael Goguen
Name:	Michael Goguen
Title:	Managing Member

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

SIGMA PARTNERS 7, L.P.
By:	Sigma Management 7, L.L.C.
Its: General Partner

SIGMA ASSOCIATES 7, L.P.
By:	Sigma Management 7, L.L.C.
Its: General Partner

SIGMA INVESTORS 7, L.P.
By:	Sigma Management 7, L.L.C.
Its: General Partner

By:	/s/ Fahri Diner

Name:	Fahri Diner

Title:	Managing Director

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

SIGNED, SEALED AND DELIVERED by SOUTHERN CROSS VENTURE PARTNERS MANAGEMENT PTY LIMITED ACN 091 561 045 as Trustee for the Southern Cross Fund No.1 Trust by:

/s/ Dr Larry R Marshall
Signature of Director

Dr Larry R Marshall
Name of Director (print)

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

SWISSCOM AG

By:	/s/ Dominique Mēgret

Name:	Dominique Mēgret

Title:	Head of Venturing

By:	/s/ Pār Lange

Name:	Pār Lange

Title:	Investment Officer

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

TELEFONICA DIGITAL VENTURE
CAPTIAL, S.L.U.

By:	/s/ David Gina Garcia

Name:	David Gina Garcia

Title:	Director & Attorney at Law

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

UNIQUEST CORPORATION

By:	/s/ Andrew Kim

Name:	Andrew Kim

Title:	CEO

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

VENROCK ASSOCIATES IV, L.P.
By:	Venrock Management IV, LLC
Its:	General Partner

VENROCK PARTNERS, L.P.
By:	Venrock Management IV, LLC
Its:	General Partner

VENROCK ENTERPRENEURS FUND IV, L.P.
By:	Venrock Management IV, LLC
Its:	General Partner

By:	/s/ David L. Stepp

Name:	David L. Stepp

Title:	Authorized Signatory

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

VIVINT WIRELESS, INC.

By:	/s/ Luke Langford

Name:	Luke Langford

Title:	COO

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

SAB FUND 1 TRUST

By:	/s/ Barmak Sani

Name:	Barmak Sani

Title:	Trustee

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

CENTERVIEW CAP
FUND (DELAWARE), L.P.
By: Centerview Capital Technology Fund GP
(Delaware), L.P.
Its: General Partner

By: Centerview Capital Technology Ltd.
Its: General Partner

By:	/s/ Edwin B. Hooper III
Name:	Edwin B. Hooper III
Title:	Director

CENTERVIEW CAPITAL TECHNOLOGY
FUND-A (DELAWARE), L.P.
By: Centerview Capital Technology Fund GP
(Delaware), L.P.
Its: General Partner

By: Centerview Capital Technology Ltd.
Its: General Partner

By:	/s/ Edwin B. Hooper III
Name:	Edwin B. Hooper III
Title:	Director

CENTERVIEW CAPITAL TECHNOLOGY
EMPLOYEE FUND, L.P.
By: Centerview Capital Technology Fund GP
(Delaware), L.P.
Its: General Partner

By: Centerview Capital Technology Ltd.
Its: General Partner

By:	/s/ Edwin B. Hooper III
Name:	Edwin B. Hooper III
Title:	Director

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

EASTWARD INVESTORS, LLC.

By:	/s/ Dennis P. Cameron

Name:	Dennis P. Cameron

Title:	Manager

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

CHINA WALDEN VENTURE INVESTMENTS II, L.P.
By:	China Walden Venture Investments II GP, Ltd.
Its: General Parnter

By:	/s/ Lip-Bu Tan

Name:	Lip-Bu Tan

Title:	Managing Director

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

WRV II, L.P.
By:	WRV GP II, LLC
Its: General Partner

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

Address: One California Street, 28th Floor San Francisco, CA 94111

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

Huitung Investments (BVI) Limited

Signature:	/s/ Tsui-Hui Huang
Print Name:	Tsui-Hui Huang
Title:	Chairman

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

Entity Name:	Freescale Semiconductor Inc.

Signature:	/s/ Tom Deitrich

Print Name:	Tom Deitrich

Title:	Senior Vice President Digital Networking

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"INVESTORS"

Entity Name:	Vantage Opportunities Master Fund Ltd.

Signature:	/s/ Brian Yeh

Print Name:	Brian Yeh

Title:	Director

(Amended and Restated Investors' Rights Agreement of Quantenna Communications, Inc.)

EXHIBIT A
LENDERS

Gold Hill Venture Lending Partners 03, L.P.
Silicon Valley Bank - SVB Financial Group

EXHIBIT B
INVESTORS

Sequoia Capital XI
Sequoia Capital XI Principals Fund
Sequoia Technology Partners XI
Sequoia Capital U.S. Growth Fund V, L.P.
Venrock Associates IV, L.P. Venrock Partners, L.P.
Venrock Entrepreneurs Fund IV, L.P.
Sigma Partners 7, L.P.
Sigma Associates 7, L.P.
Sigma Investors 7, L.P.
Southern Cross Venture Partners
Southern Cross Ventures Management Pty Ltd. As trustee for Southern Cross Fund No. I Trust
DAG Ventures IV -QP, L.P.
DAG Ventures IV, L.P.
DAG Ventures IV-A, LLC
Grazia Beteiligungen GmbH & Co. KG
WS Investment Company, LLC (2006A)
WS Investment Company, LLC (2006C)
WS Investment Company, LLC (2007A)
WS Investment Company, LLC (2010A)
WS Investment Company, LLC (201lA)
Behrooz Rezvani
Gold Hill Venture Lending 03, L.P.
Arthur F. Schneiderman, Trustee of the Arthur F. Schneiderman Trust UDT October 31, 2000
John Marren
Charles Chang Wan Lim
Kurt Baty
Shinya Chikagami
Anxon International, Inc. (A BVI company)
Yasushi Chikagami
TWB Investment Partnership II, L.P.
Uniquest Corporation
Swisscom AG
Hatteras Late Stage VC Fund I, LP
Hatteras VC Co-Investment Fund II, LLC

Curtis Abbott
Amizdad Partners, LLC
Anoop & Ritu Khurana Living Trust
DoCoMo Capital, Inc.
Kambiz Hooshmand
Lotier Sociedad Anonima
Babak & Lisa Marie Yazdani Family Trust DTD 4/27/2000
Uniquest Corporation
Telefonica Digital Venture Capital, S.L.U.
CSR plc
John M. Cioffi
Batios Holdings Limited
Open Joint Stock Company "RUSNANO"
NTT Finance 2007 L.P.
Vivint Wireless, Inc.
Centerview Capital Technology Fund (Delaware), L.P.
Centerview Capital Technology Fund-A (Delaware), L.P.
Centerview Capital Technology Employee Fund, L.P.
SAB Fund l Trust
Eastward Investors, LLC
China Walden Venture Investments II, L.P.
WRV II, L.P.
Huitung Investments (BVI) Limited
University Growth Fund I, L.P.
Freescale Semiconductor, Inc.
Vantage Opportunities Master Fund Ltd.

EXHIBIT C
FOUNDERS

Behrooz Rezvani
Behrooz Rezvani As Custodian for Rastin Rezvani under the California Uniform Transfers to Minor Act
Behnavaz Rezvani
Behrooz Rezvani & Habibeh Assna-Ashary, Trustees of Jheeran Ahmad Rezvani Trust - 2000 u/i dtd January 14, 2000
Behrooz Rezvani and Habibeh Assna-Ashary, Trustees of Jheeran Ahmad Rezvani Trust - 2007 dated February 27, 2007
Behnaz Rezwani
Habibeh Assna-Ashary
Andrea Goldsmith
Farrokh R. Farrokhi
Raminder Bajwa
Safiali Rouhi
Saied Ansari